Exhibit 99.1

EPAM Reports Results for Fourth Quarter and Full Year 2022 and Announces $500 million Share Repurchase Program
Fourth Quarter 2022
•Revenues of $1.231 billion, up 11.2% year-over-year
•GAAP Income from Operations was 13.8% of revenues and Non-GAAP Income from Operations was 17.8% of revenues
•GAAP Diluted EPS of $2.61, an increase of 8.7%, and Non-GAAP Diluted EPS of $2.93, an increase of 6.2% on a year-over-year basis
Full Year 2022
•Revenues of $4.825 billion, up 28.4% year-over-year
•GAAP Income from Operations was 11.9% of revenues and Non-GAAP Income from Operations was 17.0% of revenues
•GAAP Diluted EPS of $7.09, a decrease of 13.0%, and Non-GAAP Diluted EPS of $10.90, an increase of 20.4% on a year-over-year basis

Share Repurchase Program
•The Board of Directors approved a share repurchase program with authorization to purchase up to $500 million of EPAM common stock
Newtown, PA — February 16, 2023 —EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today announced results for its fourth quarter and full year ended December 31, 2022.

“We are pleased to share the results of another year of strong financial performance. Despite the challenges brought on by the war, our global team of professionals worked tirelessly to adapt while maintaining the trust of our customers and creating a more diversified global footprint,” said Arkadiy Dobkin, CEO & President, EPAM. “While the 2023 macro-environment remains uncertain, we are committed to accelerating our momentum while also ensuring that EPAM is well positioned for long-term success.”
Fourth Quarter 2022 Highlights
•Revenues increased to $1.231 billion, a year-over-year increase of $123.8 million, or 11.2%. On a constant currency basis, revenues were up 14.4% compared to the fourth quarter of 2021. Acquisitions contributed 1.5% inorganic revenue growth for the quarter. The decision to exit the Russian market negatively impacted revenue growth by 4.4%;
•GAAP income from operations was $170.5 million, an increase of $4.8 million, or 2.9% , compared to $165.7 million in the fourth quarter of 2021;
•Non-GAAP income from operations was $219.6 million, an increase of $13.2 million, or 6.4%, compared to $206.4 million in the fourth quarter of 2021;
•Diluted earnings per share (“EPS”) on a GAAP basis was $2.61, an increase of $0.21, or 8.7%, compared to $2.40 in the fourth quarter of 2021; and
•Non-GAAP diluted EPS was $2.93, an increase of $0.17, or 6.2%, compared to $2.76 in the fourth quarter of 2021.
Full Year 2022 Highlights
•Revenues increased to $4.825 billion, a year-over-year increase of $1.067 billion, or 28.4%. On a constant currency basis, revenues were up 32.4% year-over-year. Acquisitions contributed 5.1% inorganic revenue growth for the year. The decision to exit the Russian market negatively impacted revenue growth by 3.7%;

•GAAP income from operations was $573.0 million, an increase of $30.7 million, or 5.7%, compared to $542.3 million in 2021;
•Non-GAAP income from operations was $818.2 million, an increase of $140.0 million, or 20.6%, compared to $678.2 million in 2021;
•Diluted EPS on a GAAP basis was $7.09, a decrease of $1.06, or 13.0%, compared to $8.15 in 2021; and
•Non-GAAP diluted EPS was $10.90, an increase of $1.85, or 20.4%, compared to $9.05 in 2021.

Cash Flow and Other Metrics
•Cash provided by operating activities was $186.1 million in the fourth quarter of 2022, a decrease from $284.6 million in the fourth quarter of 2021; and was $464.1 million in 2022, a decrease from $572.3 million in 2021;
•Cash, cash equivalents and restricted cash totaled $1.684 billion as of December 31, 2022, an increase of $234.3 million, or 16.2%, from $1.449 billion as of December 31, 2021; and
•Total headcount was approximately 59,300 as of December 31, 2022. Included in this number were approximately 52,850 delivery professionals, an increase of 0.5% from December 31, 2021.
Share Repurchase Program
•On February 13, 2023, the Board of Directors approved a share repurchase program with authorization to purchase up to $500 million of EPAM common stock.
•EPAM may repurchase shares of its common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions.
•The timing and total amount of stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations. The share repurchase program will have a term of 24 months, may be suspended or discontinued at any time, and does not obligate the company to acquire any amount of common stock.

2023 Outlook - Full Year and First Quarter
Full Year
EPAM expects the following for the full year:
•The Company expects revenues will be at least $5.250 billion for 2023 reflecting a year-over-year growth rate of at least 9%. The Company expects foreign currency translation will have a minimal impact on year-over-year reported revenue growth. This guidance reflects negligible contribution from inorganic revenues. Revenue growth will be negatively impacted by approximately 2% as a result of the decision to exit the Russian market;
•For the full year, EPAM expects GAAP income from operations to be in the range of 11.5% to 12.5% of revenues and non-GAAP income from operations to be in the range of 15.5% to 16.5% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 21% and its non-GAAP effective tax rate to be approximately 23%; and
•EPAM expects GAAP diluted EPS will be in the range of $8.64 to $8.84 for the year, and non-GAAP diluted EPS will be in the range of $11.15 to $11.35 for the year. The Company expects weighted average diluted shares outstanding for the year of 59.6 million.
First Quarter
EPAM expects the following for the first quarter:
•The Company expects revenues will be in the range of $1.200 billion to $1.210 billion for the first quarter reflecting a year-over-year growth rate of approximately 3%, which includes an unfavorable foreign currency translation impact of approximately 2%. Revenue growth on a constant currency basis will be approximately 5%. This guidance reflects negligible contribution from inorganic revenues. Revenue growth will be negatively impacted by approximately 3% as a result of the decision to exit the Russian market;
•For the first quarter, EPAM expects GAAP income from operations to be in the range of 9.5% to 10.5% of revenues and non-GAAP income from operations to be in the range of 14.0% to 15.0% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 18% and its non-GAAP effective tax rate to be approximately 23%; and
•EPAM expects GAAP diluted EPS will be in the range of $1.66 to $1.74 for the quarter, and non-GAAP diluted EPS will be in the range of $2.30 to $2.38 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter of 59.5 million.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, February 16, 2023 at 8:00 a.m. EST. The conference call will be available live on the EPAM website at https://investors.epam.com. Please visit the website at least 15 minutes prior to the call to register for the event. For those who cannot access the live webcast, a replay will be available in the Investor Relations section of the website.
About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its advanced software engineering heritage to become the foremost global digital transformation services provider – leading the industry in digital and physical product development and digital platform engineering services. Through its innovative strategy; integrated advisory, consulting and design capabilities; and unique ‘Engineering DNA,’ EPAM’s globally deployed hybrid teams help make the future real for clients and communities around the world by powering better enterprise, education and health platforms that connect people, optimize experiences, and improve people’s lives. In 2021, EPAM was added to the S&P 500 and included among the list of Forbes Global 2000 companies.
Selected by Newsweek as a 2021 and 2022 Most Loved Workplace, EPAM’s global multi-disciplinary teams serve customers in more than 50 countries across six continents. As a recognized leader, EPAM is listed among the top 15 companies in Information Technology Services on the Fortune 1000 and ranked four times as the top IT services company on Fortune’s 100 Fastest Growing Companies list. EPAM is also listed among Ad Age’s top 25 World’s Largest Agency Companies for three consecutive years, and Consulting Magazine named EPAM Continuum a top 20 Fastest Growing Firm.
Learn more at www.epam.com and follow EPAM on Twitter and LinkedIn.
Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of intangible assets, impairment of assets, expenses associated with EPAM's humanitarian commitment to its professionals in Ukraine, unbilled business continuity resources resulting from Russia's invasion of Ukraine, costs associated with the geographic repositioning efforts in Russia and Belarus, employee separation costs in Russia, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements

This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to the war in Ukraine, political and civil unrest or military action in the geographies where we conduct business and operate, developments relating to COVID-19, and the effect that they may have on our revenues, operations, access to capital, profitability and customer demand. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the factors discussed in the Company’s Quarterly Reports on Form 10-Q, particularly under the headings "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
Email: david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$1,231,303	$1,107,464	$4,824,698	$3,758,144
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	832,728	727,267	3,286,683	2,483,697
Selling, general and administrative expenses	204,952	190,939	872,777	648,736
Depreciation and amortization expense	23,146	23,591	92,272	83,395
Income from operations	170,477	165,667	572,966	542,316
Interest and other income/(loss), net	4,383	(4,356)	10,025	(1,727)
Foreign exchange gain/(loss)	26,302	(1,362)	(75,733)	(7,197)
Income before provision for income taxes	201,162	159,949	507,258	533,392
Provision for income taxes	46,123	17,670	87,842	51,740
Net income	$155,039	$142,279	$419,416	$481,652

Net income per share:
Basic	$2.69	$2.51	$7.32	$8.52
Diluted	$2.61	$2.40	$7.09	$8.15
Shares used in calculation of net income per share:
Basic	57,580	56,754	57,291	56,511
Diluted	59,349	59,254	59,169	59,064

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of December 31, 2022	As of December 31, 2021
Assets
Current assets
Cash and cash equivalents	$1,681,344	$1,446,625
Trade receivables and contract assets, net of allowance of $15,310 and $5,521, respectively	932,626	768,928
Short-term investments	60,336	—
Prepaid and other current assets	85,319	53,927
Total current assets	2,759,625	2,269,480
Property and equipment, net	273,348	236,214
Operating lease right-of-use assets, net	148,780	184,841
Intangible assets, net	77,652	101,143
Goodwill	529,072	530,723
Deferred tax assets	172,797	143,928
Other noncurrent assets	47,877	56,898
Total assets	$4,009,151	$3,523,227

Liabilities
Current liabilities
Accounts payable	$30,852	$24,847
Accrued compensation and benefits expenses	475,871	502,997
Accrued expenses and other current liabilities	151,478	142,014
Short-term debt	2,861	16,018
Income taxes payable, current	46,069	27,440
Operating lease liabilities, current	40,352	50,104
Total current liabilities	747,483	763,420
Long-term debt	27,693	30,234
Operating lease liabilities, noncurrent	122,317	142,802
Other noncurrent liabilities	108,648	90,934
Total liabilities	1,006,141	1,027,390
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000 authorized; 57,668 and 56,868 shares issued, 57,655 and 56,849 shares outstanding at December 31, 2022 and December 31, 2021, respectively	58	57
Additional paid-in capital	847,965	711,912
Retained earnings	2,248,948	1,829,532
Treasury stock	(118)	(177)
Accumulated other comprehensive loss	(95,321)	(54,207)
Total EPAM Systems Inc. stockholders’ equity	3,001,532	2,487,117
Non-controlling interest	1,478	8,720
Total equity	3,003,010	2,495,837
Total liabilities and stockholders’ equity	$4,009,151	$3,523,227

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue growth as reported on a GAAP basis to revenue growth on a constant currency basis is presented in the table below:

	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Revenue growth as reported	11.2%	28.4%
Foreign exchange rates impact	3.2%	4.0%
Revenue growth on a constant currency basis (1)	14.4%	32.4%

(1)	Constant currency revenue results are calculated by translating current period revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three months and years ended December 31, 2022 and 2021:

	Three Months Ended December 31, 2022			Year Ended December 31, 2022
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$832,728	$(21,226)	$811,502	$3,286,683	$(69,802)	$3,216,881
Selling, general and administrative expenses(3)	$204,952	$(22,300)	$182,652	$872,777	$(153,214)	$719,563
Income from operations(4)	$170,477	$49,165	$219,642	$572,966	$245,239	$818,205
Operating margin	13.8%	4.0%	17.8%	11.9%	5.1%	17.0%
Net income(5)	$155,039	$18,858	$173,897	$419,416	$225,501	$644,917
Diluted earnings per share	$2.61		$2.93	$7.09		$10.90

	Three Months Ended December 31, 2021			Year Ended December 31, 2021
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$727,267	$(17,028)	$710,239	$2,483,697	$(51,580)	$2,432,117
Selling, general and administrative expenses(3)	$190,939	$(17,874)	$173,065	$648,736	$(66,651)	$582,085
Income from operations(4)	$165,667	$40,763	$206,430	$542,316	$135,877	$678,193
Operating margin	15.0%	3.6%	18.6%	14.4%	3.6%	18.0%
Net income(5)	$142,279	$21,439	$163,718	$481,652	$52,609	$534,261
Diluted earnings per share	$2.40		$2.76	$8.15		$9.05

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Stock-based compensation expenses	$15,688	$17,028	$47,470	$51,580
Humanitarian support in Ukraine (a)	3,688	—	28,976	—
Unbilled business continuity resources (b)	1,850	—	14,712	—
Discretionary compensation (c)	—	—	(21,356)	—
Total adjustments to GAAP cost of revenues(2)	21,226	17,028	69,802	51,580
Stock-based compensation expenses	15,929	16,989	52,439	60,075
Other acquisition-related expenses	603	812	1,537	6,397
One-time charges	1,723	73	7,959	179
Humanitarian support in Ukraine (a)	2,614	—	15,833	—
Geographic repositioning (d)	1,245	—	38,742	—
Russia long-lived asset impairment charges (e)	—	—	19,570	—
Russia business restructuring (f)	186	—	17,134	—
Total adjustments to GAAP selling, general and administrative expenses(3)	22,300	17,874	153,214	66,651
Amortization of purchased intangible assets	5,639	5,861	22,223	17,646
Total adjustments to GAAP income from operations(4)	49,165	40,763	245,239	135,877
Change in fair value of contingent consideration included in Interest and other income/(loss), net	2,581	7,420	11,101	8,782
Impairment of financial assets	750	—	2,050	—
Foreign exchange gain/(loss)	(26,302)	1,362	75,733	7,197
Provision for income taxes:
Tax effect on non-GAAP adjustments	(3,587)	(9,307)	(65,030)	(27,619)
Excess tax benefits related to stock-based compensation	(3,749)	(18,799)	(35,119)	(71,628)
Net discrete benefit from tax planning (g)	—	—	(8,473)	—
Total adjustments to GAAP net income(5)	$18,858	$21,439	$225,501	$52,609

(a) Humanitarian support in Ukraine includes expenses related to EPAM's $100 million humanitarian commitment in response to Russia's invasion of Ukraine to support EPAM professionals and their families in and displaced from Ukraine. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(b) Given the uncertainty in the region introduced by Russia’s invasion of Ukraine, EPAM has assigned delivery professionals in locations outside of the region to ensure the continuity of delivery for customers who have substantial delivery exposure to Ukraine or other delivery concerns resulting from the invasion. These employees are not billed to clients and operate largely in a standby or backup capacity. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(c) Discretionary compensation includes the reduction of previously accrued amounts associated with the Company's variable compensation program for the year ended December 31, 2021. This adjustment was made in response to Russia's invasion of Ukraine and is not expected to recur in the future.
(d) Geographic repositioning includes expenses associated with the relocation of employees in Russia and Belarus to other countries and includes the cost of accommodations, travel and food. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and are not expected to recur once the crisis has subsided and operations return to normal.
(e) As a result of the Company's decision to no longer serve customers in Russia, the Company incurred impairment charges for long-lived assets in Russia including charges of $15.1 million associated with property and equipment, $3.8 million associated with right-of-use assets and $0.7 million associated with goodwill for the twelve months ended December 31, 2022. Consistent with the Company's historical non-GAAP policy, impairment charges have been excluded from non-GAAP results as these are one-time and unusual in nature.

(f) As a result of the Company's decision to no longer serve customers in Russia through the process of a phased exit of its operations in Russia, the Company incurred charges associated with employee separation. Consistent with the Company's historical non-GAAP policy, employee separation costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are one-time and unusual in nature.
(g) One-time benefits related to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes. Consistent with the Company's historical non-GAAP policy, the benefit related to the implementation of tax planning has been excluded from non-GAAP results as it is one-time and unusual in nature.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected revenue growth on a GAAP basis to expected revenue growth on a constant currency basis is presented in the table below:

	First Quarter 2023 (approximately)	Full Year 2023 (at least)
Revenue growth	3%	9%
Foreign exchange rates impact	2%	—%
Revenue growth on a constant currency basis(6)	5%	9%

(6)
Constant currency revenue results are calculated by translating current period projected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	First Quarter 2023	Full Year 2023
GAAP income from operations as a percentage of revenues	9.5% to 10.5%	11.5% to 12.5%
Stock-based compensation expenses	2.9%	2.9%
Included in cost of revenues (exclusive of depreciation and amortization)	1.4%	1.4%
Included in selling, general and administrative expenses	1.5%	1.5%
Humanitarian support in Ukraine (a)	0.5%	0.5%
Unbilled business continuity resources (b)	0.5%	0.1%
Geographic repositioning (d)	0.1%	0.1%
Amortization of purchased intangible assets	0.5%	0.4%
Non-GAAP income from operations as a percentage of revenues	14% to 15%	15.5% to 16.5%

Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

	First Quarter 2023	Full Year 2023
GAAP effective tax rate (approximately)	18%	21%
Tax effect on non-GAAP adjustments	3.0%	1.3%
Excess tax benefits related to stock-based compensation	2.0%	0.7%
Non-GAAP effective tax rate (approximately)	23%	23%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

	First Quarter 2023	Full Year 2023
GAAP diluted earnings per share	$1.66 to $1.74	$8.64 to $8.84
Stock-based compensation expenses	0.59	2.55
Included in cost of revenues (exclusive of depreciation and amortization)	0.28	1.21
Included in selling, general and administrative expenses	0.31	1.34
Humanitarian support in Ukraine (a)	0.11	0.47
Unbilled business continuity resources (b)	0.13	0.14
Geographic repositioning (d)	0.03	0.08
Other acquisition-related expenses	0.01	0.02
Amortization of purchased intangible assets	0.09	0.38
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.19)	(0.74)
Excess tax benefits related to stock-based compensation	(0.13)	(0.39)
Non-GAAP diluted earnings per share	$2.30 to $2.38	$11.15 to $11.35